Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Extra Space Storage Inc.

Extra Space Storage LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share, of Extra Space Storage Inc.	457(r)	(1)(2)	(2)	(2)		(3)
	Equity	Preferred Stock, $0.01 par value per share, of Extra Space Storage Inc.	457(r)	(1)(2)	(2)	(2)		(3)
	Equity	Depositary Shares of Extra Space Storage Inc.	457(r)	(1)	(2)	(2)		(3)
	Other	Warrants	457(r)	(1)	(2)	(2)		(3)
	Other	Rights	457(r)	(1)	(2)	(2)		(3)
	Other	Units	457(r)	(1)	(2)	(2)		(3)
	Debt	Debt Securities of Extra Space Storage LP(4)	457(r)	(1)	(2)	(2)		(3)
	Debt	Guarantees of Debt Securities of Extra Space Storage LP(4)	457(r)	(1)	(2)	(2)		(3)
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share, of Extra Space Storage Inc.	457(o)	(1)	(2)	$800,000,000.00	0.0001476	$118,080.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$800,000,000.00		$118,080.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$87,280
	Net Fee Due							$30,800

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Extra Space Storage Inc.	424(b)(5)	333-254236	August 10, 2021		72,000.45(6)	Equity	Common Stock	(5)	$673,931,908.48
Fee Offset Sources	Extra Space Storage Inc.	424(b)(5)	333-254236		August 10, 2021						72,000.45(6)
Fee Offset Claims	Extra Space Storage Inc.	424(b)(5)	333-231506	May 16, 2019		$15,279.45(6)	Equity	Common Stock	(5)	$126,068,091.52
Fee Offset Sources	Extra Space Storage Inc.	424(b)(5)	333-231506		May 16, 2019						$15,729.45(6)
(1)

There are being registered hereunder, an indeterminate number or amount, as the case may be, of common stock, preferred stock, depositary shares, warrants, rights, units, guarantees of debt securities and debt securities, as may be offered by the registrant from time to time. The securities included hereunder may be sold separately or as units with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities covered by this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.ii.b to Item 16(b) of Form S-3 under the Securities Act.

(3)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

(4)

The debt securities will be issued by Extra Space Storage LP, a majority-owned subsidiary of Extra Space Storage Inc. The debt securities offered by Extra Space Storage LP may be accompanied by guarantees issued by Extra Space Storage Inc. and certain subsidiaries of Extra Space Storage Inc. No separate consideration will be received for the guarantees. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of debt securities being registered.

(5)	Amount of unsold securities was calculated based on the maximum aggregate offering price pursuant to Rule 457(o).
(6)

On August 10, 2021, the registrant filed a prospectus supplement to a base prospectus contained in a prior registration statement on Form S-3 (File No. 333-254236) in connection with the 2021 “at-the-market” offering program (the “2021 ATM Prospectus”) and owed a filing fee of $87,280.00 to register the offer of up to $800,000,000 of the registrant’s common stock, of which $15,279.45 was applied from registration fees previously paid for $126,068,091.52 of unsold securities under the registrant’s prospectus supplement filed May 16, 2019, to a base prospectus contained in a prior registration statement on Form S-3 (File No. 333-231506) in connection with the registrant’s 2019 “at-the-market” offering program (the “2019 ATM Prospectus”) and $72,000.55 was paid by the registrant on the date thereof. $800,000,000 of the amount of shares registered in connection with the 2021 ATM Prospectus remain unsold as of the termination of that offering. Pursuant to Rule 457(p) under the Securities Act, filing fees of $87,280.00 in the aggregate offering price of unsold securities that were initially registered pursuant to the 2021 ATM Prospectus are being carried forward, which are offset against the $118,080.00 of registration fees due for this offering. The balance of the registration fee, $30,800.00, is being paid herewith.

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